Exhibiti 10.1
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Silicon Valley Bank
                           Amendment to Loan Documents

Borrower:         Internap Network Services Corporation
Date:             September 28, 2005

         THIS AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

         Silicon and Borrower agree to amend the Loan and Security Agreement between them, dated October 21, 2002 (as otherwise amended, if at all, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

         1. Modification of $40 Million Requirement to $30 Million Requirement. The definition of the "$40 Million Requirement" set forth in Section 1 of the Amended and Restated Schedule to Loan and Security Agreement that currently reads as follows:

                  provided that Loans under this subclause 1(a) shall only be available to Borrower as long as Borrower maintains, at all times, at least $40,000,000, in the aggregate, in accounts maintained at Silicon, SVB Asset Management and SVB Securities (including unrestricted cash, cash equivalents (excluding any Revolving Loans under this Agreement), short term investments and long term investments (provided, however, such long term investments cannot exceed $5,000,000 in the aggregate for purposes of this requirement)) (the "$40 Million Requirement");

is hereby amended to read as follows:

                  provided that Loans under this subclause 1(a) shall only be available to Borrower as long as Borrower maintains, at all times, at least $30,000,000, in the aggregate, in accounts maintained at Silicon, SVB Asset Management and SVB Securities (including unrestricted cash, cash equivalents (excluding any Revolving Loans under this Agreement), short term investments and long term investments (provided, however, such long term investments cannot exceed $5,000,000 in the aggregate for purposes of this requirement)) (the "$30 Million Requirement");

All references to the "$40 Million Requirement" in the Loan Agreement shall hereinafter mean the "$30 Million Requirement."

         2. Extension of Maturity Date with Respect to Revolving Loans. The Maturity Date with respect to the Revolving Loans and related Obligations is hereby amended from "September 29, 2005" to "December 28, 2005".


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 Silicon Valley Bank                                Amendment to Loan Documents
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         3. Fee. In consideration for Silicon entering into this Amendment,
Borrower shall concurrently pay Silicon a fee in the amount of $10,000, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower's loan account.

         4. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct as of the date hereof.

         5. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

   Borrower:                                                Silicon:

   INTERNAP NETWORK SERVICES CORPORATION                    SILICON VALLEY BANK


   By /s/ David C. Buckel
          President or Vice President                       By /s/ Dale Kirkland
                                                            Title: SVP


   By    -----------------------------
         Secretary or Ass't Secretary